                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                              JURISDICTION OF
                            NAME                               INCORPORATION
                            ----                              ---------------
Taylor Companies, Inc.......................................       Texas
Dawson Production Services de Mexico, S.A. .................      Mexico